Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)
Xeris Biopharma Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering of Securities:
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share	457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Warrants	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Units	457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	$250,000,000	—	$250,000,000	$0.00015310	$38,275
	Total Offering Amounts					$250,000,000		$38,275
	Total Fees Previously Paid							—
	Total Fee Offsets							$23,175 (4)
	Net Fee Due							$15,100
Table 2: Fee Offset Claims and Sources

Exhibit 107

Rule 457(p)
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Xeris Biopharma Holdings, Inc.	S-3	333-262404	January 28, 2022		$23,175 (4)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	(4)	$250,000,000
Fee Offset Sources	Xeris Biopharma Holdings, Inc.	S-3	333-262404		January 28, 2022						$23,175 (4)
(1)    The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units consisting of two or more of these securities in any combination as may be sold from time to time by the registrant. There is also being registered hereunder such currently indeterminate number of shares of common stock, preferred stock, debt securities, warrants or other securities of the registrant in any combination as may be issued upon the conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)    The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)    The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate public offering price of the securities registered hereunder will not exceed $250,000,000.
(4)    The registrant has previously registered the offer and sale of up to $250,000,000 of securities pursuant to the Registration Statement on Form S-3 (File No. 333-262404), as filed by the Company with the Securities and Exchange Commission on January 28, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $23,175. Of the $250,000,000 of securities registered for potential issuance and sale by the Registrant under the Prior Registration Statement, all of the securities remain unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $23,175 that has already been paid and remains unused with respect to the Unsold Securities will offset any registration fee due in connection with this registration statement. Concurrently with the filing of this registration statement, any offering of the Unsold Securities pursuant to the Prior Registration Statement is hereby terminated.